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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-47009, 333-38277 and 333-38275 of Printrak International, Inc. on Form S-8 of our report dated June 9, 2000 appearing in this Annual Report on Form 10-K of Printrak International, Inc. for the year ended March 31, 2000.

DELOITTE & TOUCHE LLP
Costa Mesa, California
June 29, 2000